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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NAPSTER, INC.
(Name of Registrant as Specified In Its Charter)
PERRY H. ROD, THOMAS SAILORS, KAVAN P. SINGH
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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(4)	Date Filed: September 11, 2008

RISKMETRICS RECOMMENDS “FOR” NAPSTER INVESTOR NOMINEE

ISS STATES “WE BELIEVE THAT THE DISSIDENT HAS MET THE BURDEN OF PROVING THAT CHANGE IS WARRANTED AT THE COMPANY.”

RISKMETRICS GROUP ALSO RECOMMENDS A VOTE “FOR” ALL THE INVESTOR NOMINEES’ CORPORATE GOVERNANCE PROPOSALS

NEW YORK CITY//September 11, 2008//The Investor Nominees for the Board of Directors of Napster (NASDAQ: NAPS) said today they are “very pleased” that RiskMetrics Group’s ISS Governance Services is recommending that Napster stockholders support the Investor Nominee Thomas Sailors and to vote “For” all of their shareholder proposals including proposals to separate the Chairman and CEO, eliminate the “Poison Pill,” require majority voting, and approve a “Say on Pay” proposal.  All of these proposals are currently opposed by the board of Napster.  Shareholders of record as of the close of business on July 24, 2008 will be entitled to vote at the Napster, Inc. annual meeting on September 18, 2008.

RiskMetrics is a leading independent U.S. proxy advisory firm and its voting analyses and recommendations are relied upon by hundreds of major institutional investment funds, mutual funds and fiduciaries throughout the country.

In its analysis, ISS concluded:

“Based on our discussions with the dissidents and the company, we believe that the incumbent board may have failed to provide the necessary management oversight to stem the decline in shareholder value and competitive position. As such, we believe that the dissident nominees could provide additional management oversight and perspectives as Napster implements its current strategy or explores strategic alternatives for the company.”

Investor Nominee Perry H. Rod stated “We are very pleased that ISS has recognized that change is needed at Napster as well as recommending a vote FOR our crucial corporate governance reform proposals.  We also note that ISS, as well as Glass Lewis, another leading independent proxy voting advisory firm, recommends that shareholders vote on the Investor Nominee’s BLUE proxy card and not to vote on the Napster proxy card at all. We encourage all shareholders, small or large, to cast a vote FOR maximizing shareholder value and vote FOR our nominees and proposals on the Blue proxy card.”

Shareholders who have questions, or need assistance voting their shares, should contact, Okapi Partners; proxy solicitor for the Investor Nominees, toll-free at (877) 259 6290.

PERRY H. ROD, THOMAS SAILORS AND KAVAN P. SINGH FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD ON AUGUST 13, 2008 TO BE USED TO SOLICIT PROXIES IN CONNECTION WITH THE NAPSTER, INC. 2008 ANNUAL MEETING.  NOTE THAT THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS.  THESE STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN OUR FORWARD LOOKING STATEMENTS.  SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF NAPSTER, INC. FOR USE AT THE 2008 ANNUAL MEETING AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION.